Investment objective

The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 04/30/16)

Net asset value per share	$17.24
Market price	$15.01
Premium/discount	-12.94%
Total net assets	$141.78 m
Market cap	$123.45 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 04/30/16)

Cumulative Performance[1]						(as at 04/30/16)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-3.5	4.9	3.0	-12.8	7.8	-3.5	31.9
Market Price	-3.4	3.7	2.6	-15.0	3.3	-8.0	19.7
TSE Index	-4.4	7.2	2.3	-19.0	-5.3	-17.4	15.6
TAIEX Total Return Index[2]	-4.4	7.2	2.3	-15.8	4.5	-1.7	66.7
MSCI Taiwan Index	-5.3	6.9	2.0	-17.1	3.4	-2.9	33.5

Rolling 12 month performance[1]				(as at 04/30/16)
%	2016/2015	2015/2014	2014/2013	2013/2012	2012/2011
The Taiwan Fund, Inc.	-12.8	11.5	10.9	8.0	-17.1
Market Price	-15.0	9.8	10.7	5.3	-15.4
TSE Index	-19.0	10.1	6.2	6.8	-18.3
TAIEX Total Return Index[2]	-15.8	13.5	9.3	10.8	-15.0
MSCI Taiwan Index	-17.1	16.1	7.5	10.4	-15.0

Top 10 holdings	(as at 04/30/16)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.5
Tung Thih Electronic Co., Ltd.	4.6
Hota Industrial Manufacturing Co., Ltd.	4.6
Eclat Textile Co., Ltd.	4.1
Ennoconn Corp.	3.8
Largan Precision Co., Ltd.	3.7
Yeong Guan Energy Technology Group Co., Ltd.	3.5
Hon Hai Precision Industry Co., Ltd.	3.3
Uni-President Enterprises Corp.	2.5
Catcher Technology Co., Ltd.	2.4

[1]	In US Dollar terms
[2]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown			(as at 04/30/16)
Sector Allocation	Fund %	BenchmarkA	Deviation
Automobile	0.0%	1.4%	-1.4%
Biotechnology & Medical Care	0.0%	0.9%	-0.9%
Building Material & Construction	0.0%	1.7%	-1.7%
Cement	0.6%	1.0%	-0.4%
Chemical	0.0%	1.1%	-1.1%
Communications & Internet	2.0%	7.1%	-5.1%
Computer & Peripheral Equipment	7.3%	6.0%	1.3%
Electric & Machinery	13.7%	1.9%	11.8%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	2.7%	4.5%	-1.8%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	5.3%	12.9%	-7.6%
Foods	2.5%	2.2%	0.3%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	2.2%	-2.2%
Oil, Gas & Electricity	2.3%	3.8%	-1.5%
Optoelectronic	4.4%	3.6%	0.8%
Other	6.4%	3.7%	2.7%
Other Electronic	12.5%	6.9%	5.6%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	4.5%	6.8%	-2.3%
Rubber	0.0%	1.5%	-1.5%
Semiconductor	21.3%	23.3%	-2.0%
Shipping & Transportation	0.0%	1.6%	-1.6%
Textiles	7.2%	1.9%	5.3%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers’ Goods	3.0%	1.7%	1.3%
Cash	4.3%	0.0%	4.3%
Overal Total	100.0%	100.0%	0.0%

Review
The TAIEX total return index (TAIEX) lost 4.4% in April, a sharp correction compared to the market returns of the previous two months. This was attributed mainly to poor economic data and the challenging outlook for the technology sector, which has been impacted by weak Apple iPhone sales. Taiwan's GDP fell 0.8% in the first quarter of 2016, highlighting notable weakness in domestic investment along with sluggish exports, illustrated by the first ever recorded decline in iPhone shipments. Unsurprisingly, the technology sector underperformed the index, led by declines in companies in the Apple supply chain. Non-technology sectors also experienced declines in April with the exception of the commodities and food sectors, which were respectively supported by a rebound in steel prices and the anticipation of stronger revenue momentum, boosted by the seasonal summer peak in beverage sales. The Fund outperformed the TAIEX by 0.9% in April.

Positioning and Contributors
Key holdings of auto parts companies in the electric & machinery and other electronic sectors continued to be major contributors in April. In contrast the Fund's holdings in textile and renewable energy related names were still weak, as key customers reported lukewarm earnings results. The Fund took the opportunity to trim some auto parts holdings during the strong rally and added to positions in sportswear companies amid the pull-back. Overall, the Fund continues to focus on quality companies with stronger growth profiles and remains underweight in telecoms, materials and the financials sectors.

Outlook
In the short-term the Taiwan market is expected to experience headwinds with both lackluster economic and corporate earnings growth, as end demand for most technology products has weakened noticeably. We see a gloomy outlook in the traditional technology sector, as indicated by a recent report published by Gartner (an information technology and advisory company) which stated that global personal computer shipment volumes fell to the lowest level since 2007. In addition, there may be heightened volatility after the inauguration of the new President of Taiwan on May 20, 2016, as the market reacts to her approach on the cross-Straits relationship. That said, the recent correction and profit-taking in the market should have already reflected, to a certain degree, these concerns. As we move closer to the second half of 2016, the low base in the first half of 2016 should make for an easier comparison going forward.

Full portfolio holdings	(as at 04/30/16)
Holding	Market Value USD	Fund
Semiconductor	30,253,118	21.3%
Taiwan Semiconductor Manufacturing Co., Ltd.	13,505,720	9.5%
Realtek Semiconductor Corp.	3,099,941	2.2%
Advanced Semiconductor Engineering, Inc.	2,715,719	1.9%
Win Semiconductors Corp.	2,617,555	1.8%
Silergy Corp.	2,039,810	1.4%
ASPEED Technology, Inc.	1,986,277	1.4%
MediaTek, Inc.	1,789,911	1.3%
Silicon Motion Technology Corp.	1,117,950	0.8%
Siliconware Precision Industries Co.	954,941	0.7%
CHIPBOND Technology Corp.	425,294	0.3%
Electric & Machinery	19,348,171	13.7%
Hota Industrial Manufacturing Co., Ltd.	6,458,934	4.6%
Yeong Guan Energy Technology Group Co., Ltd.	4,954,692	3.5%
Iron Force Industrial Co., Ltd.	2,429,336	1.7%
Airtac International Group	2,129,848	1.5%
Macauto Industrial Co., Ltd.	2,072,164	1.5%
Hiwin Technologies Corp.	1,303,197	0.9%
Other Electronic	17,783,388	12.5%
Tung Thih Electronic Co., Ltd.	6,565,560	4.6%
Hon Hai Precision Industry Co., Ltd.	4,687,416	3.3%
Catcher Technology Co., Ltd.	3,462,748	2.4%
Voltronic Power Technology Corp.	1,851,956	1.3%
Bizlink Holding, Inc.	1,215,708	0.9%
Computer & Peripheral Equipment	10,406,851	7.3%
Ennoconn Corp.	5,365,082	3.8%
Inventec Co., Ltd.	2,569,705	1.8%
Advantech Co., Ltd.	1,201,749	0.8%
Pegatron Corp.	1,128,698	0.8%
Posiflex Technology, Inc.	141,617	0.1%
Textiles	10,206,802	7.2%
Eclat Textile Co., Ltd.	5,785,266	4.1%
Toung Loong Textile Manufacturing Co., Ltd.	2,317,087	1.6%
Makalot Industrial Co., Ltd.	2,104,449	1.5%
Other	9,124,761	6.4%
Taiwan Paiho Ltd.	2,408,458	1.7%
Pou Chen Corp.	1,726,277	1.2%
Nan Liu Enterprise Co., Ltd.	1,651,939	1.2%
Feng TAY Enterprise Co., Ltd.	1,379,096	1.0%
KMC Kuei Meng International, Inc.	1,033,775	0.7%
Sunspring Metal Corp.	925,216	0.6%
Financial & Insurance	7,478,376	5.3%
Cathay Financial Holding Co., Ltd.	2,396,885	1.7%
Mega Financial Holding Co., Ltd.	1,378,133	1.0%
E. Sun Financial Holding Co., Ltd.	1,328,084	0.9%
CTBC Financial Holding Co., Ltd.	1,272,725	0.9%
Fubon Financial Holding Co., Ltd.	1,102,549	0.8%
Plastics	6,404,362	4.5%
Formosa Plastics Corp.	2,561,892	1.8%
Formosa Chemicals & Fibre Corp.	2,312,095	1.6%
Nan Ya Plastics Corp.	1,530,375	1.1%

Full portfolio holdings (cont'd)
Holding	Market Value USD	Fund

Optoelectronic	6,258,953	4.4%
Largan Precision Co., Ltd.	5,208,198	3.7%
Innolux Corp.	1,050,755	0.7%
Trading & Consumers’ Goods	4,233,415	3.0%
President Chain Store Corp.	1,820,746	1.3%
Poya Co., Ltd.	1,737,135	1.2%
Taiwan FamilyMart Co., Ltd.	675,534	0.5%
Electronic Parts & Components	3,832,690	2.7%
King Slide Works Co., Ltd.	2,241,419	1.6%
Delta Electronics, Inc.	1,591,271	1.1%
Foods	3,525,951	2.5%
Uni-President Enterprises Corp.	3,525,951	2.5%
Oil, Gas & Electricity	3,207,069	2.3%
Formosa Petrochemical Corp.	3,207,069	2.3%
Communications & Internet	2,795,923	2.0%
Wistron NeWeb Corp.	2,074,855	1.5%
Visual Photonics Epitaxy Co., Ltd.	721,068	0.5%
Cement	771,165	0.6%
Taiwan Cement Corp.	771,165	0.6%
Cash	6,153,896	4.3%
Cash	6,153,896	4.3%
Grand Total	141,784,891	100.0%

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.
•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.
•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.
•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.